               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated July 23, 2002, accompanying the financial statements of HydroFlo, Inc. contained in this Post Effective Amendment Number 3 to Form SB-2 filed on or about July 29, 2003. We consent to the use of the aforementioned reports in this Post Effective Amendment Number 3 to Form SB-2 filed on or about July 29, 2003, and to the use of our name as it appears under the caption "Interest of Named Experts."

/s/ Grant Thornton LLP
    Grant Thornton LLP

Raleigh, North Carolina
July 29, 2003